Exhibit 10.5

Contract No. GW201001

Shenzhen Gateway Technology

Co., Ltd.

Software Development Contract

Drafted on March 26, 2010

ii

Software Development Contract

Contract No. GW201001

This Contract is entered into by and between the following parties:

Party A: Goldenway Precious Metals Limited
Address: Room 1209, 12th floor, Tower 1, China Hong Kong City, Canton Road,
Tsim Sha Tsui, Hong Kong
Legal representative: Zhang Xuan
Tel:+0852 3719-9344

Party B: Shenzhen Gateway Technology Co., Ltd.
Address: South-east Room, 2nd Floor, Lenovo Building, No. 016 Gaoxin South Road
1, Nanshan, Shenzhen
Legal representative: Zhu Yang
Tel: 0755-33968901

Whereas Party A intends to entrust to Party B to develop a computer information software system used for precious metals trading, the two parties hereby reach the following agreement under the following terms and conditions on a basis of equality, willingness, mutual benefit and consensus, as well as in accordance with the Contract Law of the People’s Republic of China and the relevant laws and regulations:

I. Definitions

1. “Software” includes “software system”. Unless otherwise specified, it refers to the current version of software developed and provided within the term of this Contract, including the software version and related documents developed and provided by Party B in order to fulfill this Contract.

2. “Deliverables” refers to the behavior of delivering the software agreed to be developed by Party B within the period specified by both parties. However, the completion of delivery by Party B doesn’t mean that Party B has fulfilled all obligations specified by this Contract.

3. “Specifications" refers to the technical standards and specifications set based on the technology and other development tasks.

4. “Business secret" refers to the management information, method and approach, client list, commercial data, production information, sales channel, technical know-how, source code, computer file and so on which are owned by Party A and Party B respectively and unknown to the public. Or, any information explicitly specified by both parties as business secret and recognized by laws during the process of fulfilling this Contract.

5. “Business day” means each of the days Monday through Friday, except where any of these days occurs on a statutory holiday. A business day not specified refers to a day next to the statutory holiday.

II. The Purposes of Software Development

This Software is a software system developed by Party A for its business use. The object of this software is to process the business trading data of Party A. The main function and target of this Software is to provide clients with a platform for precious metals trading.

The overall function of this Software shall meet the requirements of business system described by Party A and reach the technical specifications of accuracy, efficiency, security, reliability and practicability.

III. Software System

1.	The software developed by Party B under the entrust of Party A is Precious Metals Trading Software (system name); Among which,

(1)	The software belonged to a third party is Boyi master;

(2)	The software possessed by Party B is precious metals trading software;

(3)	The software developed by Party B under the entrust of Party A is precious metals trading software;

(4)	The software that can be developed by a third party with the corresponding development capacity under entrusted by Party B is / .

2.

The software developed by Party B for Party A consists of three sub-systems, including quotation information sub-system, trading sub-system and control panel sub-system. The software system’s name, function, price and other relevant information are provided in Appendixes.

IV. Delivery Schedule and the Software Development Schedule

The software shall be delivered on September 15, 2010. If the delivery is delayed for over 60 days, Party A shall be entitled to claim for damage caused against Party B. See Article 23 for details.

V. Quality Requirements

Since signing this Contract, Party B shall make an effort to fulfill its obligation specified in the development plan and complete the system delivery before the delivery date. The Software shall not be delivered unless its quality standards meet requirements of Party A. After being accepted by Party A, Party B shall upgrade and maintenance the system for free for Party A if there are quality problems caused to the product due to Party B.

VI. Information and Document

In order to fully know and design the software, Party B shall have the right to ask the related information from Party A, to view related documents and make enquiries from related personnel, and know Party A’s related data and information. Party A shall actively cooperate with Party B and provide related information and documents, in particular, information on the functions and purposes of the software development required by Party A. If Party A refuses to provide related information and documents needed by Party B, Party A shall bear the harmful consequences caused by no provision of information.

VII. Document Provision

Pursuant to Article 3, the requirement analysis shall be jointly drafted by both parties according to the description of software developed for businesses and its function specified by Party A as well as information and documents provided by Party A. When Party A provides the requirement specifications, information and documents, Party A can consult or ask for opinions from Party B regarding the software function, target, requirements and related technical problems. Party B shall explain and reply to Party A immediately.

VIII. Progress Report

1.

Party B shall submit a progress report in writing to Party A within 10 business days at the end of each month/quarter. The contents shall include a progress report or milestones of plan implementation, completed software development projects, whether any problems or barriers encountered or not, the expected results of this project, personnel arrangement, any changes made to the project or no changes, and changes, or any related information which shall be reported to Party A or requested by Party A.

2.

If any significant problem or material change occurs, Party B shall report to Party A in writing within 7 business days when such change occurs. Party B shall answer enquires related to this project from Party A within 7 business days.

3.

If Party B violates this provision, Party B shall be responsible for any damage arising from delayed delivery, delayed payment or any delays of cooperation. After Party A has received the written report from Party B, Party A shall reply to Party B within 7 business days.

IX. The Third Party Supervision

Party A has the right to employ a third party to supervise the development of this software. Where Party A appoints a third party to act as a supervisor of Party A, such supervisor shall have the same rights as Party A agreed in this Contract according to the authorization by Party A so as to supervise the progress of this project. The supervision party shall have corresponding qualifications and perform its supervision duties in accordance with the laws. Otherwise, Party B shall have the right to refuse this supervisor.

X. Changes to Project

In order to protect and consider interests of both parties and ensure the quality of software development, after signing this Contract, both parties shall be entitled to put forward requests of changing, extending, replacing, or revising some parts of this project in a reasonable manner during the process of fulfilling this Contract, including requests of increasing or reducing corresponding software functions/improving or upgrading relevant technical parameters/changing the delivery or installation time and locations.

Therefore, both parties agree that:

(1)

Where Party A puts forward suggestions on changing some parts of this project, Party A shall submit a change request in writing to Party B. Party A shall reply it in writing within 7 business days. The reply contents shall include impacts and changes to the contract price, project delivery date, system performance of the software and project technical parameters and impacts on the contract terms and so on;

(2)

After Party A has received the above reply from Party B, Party A shall inform Party B in writing so as to let it know whether or not to accept the above changes within 7 business days. Where Party A accepts Party B’s above reply, both parties shall validate these changes in writing and fulfill the contract according to the changed stipulations.

(3)

Whereas the total quantity of the subject-matter of contract is related to the total contract value, so both parties agree that, where the changes proposed by Party A to the contract will reduce the total contract value, every time when the total contract value decreases by 10%, Party A shall be responsible for the compensation amount which is equal to 5% of the total contract value before changes made to the Contract.

(4)

If Party B proposes to change some parts of this project, Party B shall fully describe such information as impacts on the contract value, project delivery date, software function, project technical parameter and any possible influence on the contract terms.

(5)

After Party A has received the above change proposal from Party B, Party A shall notify Party B in writing whether to agree and accept such change proposal or not. Where Party A accepts the above reply from Party B, both parties shall validate such change proposal in writing. Both parties shall execute the Contract according to changed stipulations. If Party A declines Party B’s aforementioned change proposal, both parties shall execute in accordance with the original contract.

XI. Delivery Time

1.

Party B shall inform Party A in writing within 7 business days of each deliverable. Party A shall arrange to accept the deliverables within 3 business days after received the notice from Party B. Before delivery, Party B shall produce the qualification test report to certify the deliverables in compliance with this Contract.

2.

For any delayed delivery caused by Party A, Party B will postpone the delivery according to the delayed time. If the delayed delivery causes any loss to Party B, Party A shall compensate the actual loss to Party B. Unless otherwise agreed by both parties, any acceptable deliverable but Party A rejecting to accept shall be deemed as completed by Party B. Party A shall pay to Party B according to the Contract.

XII. Deliverables

1.

Party B shall deliver the deliverables according to the Contract and its Appendix. The delivered system shall be transferred via the Internet. The documents or files provided by Party B shall be eligible.

2.	If any fault or problem occurs in delivery caused by running, false inspection or other reasons of Party A, Party B shall handle such faults or problems within 3 business days as requested by Party A. Party A shall bear any costs incurred.

XIII. Acceptance

After received the above deliverables, Party B shall immediately test and evaluate the deliverables to confirm whether to meet the functions and specifications of software development. Party A shall certify in writing to Party B that the deliverables are accepted within 5 business days. If any faults are found, Party A shall submit the fault specification and specify the improvement. Party B shall immediately rectify the faults, and test and evaluate again. Within 5 business days of submission of deliverables by Party B, Party A shall either certify in writing to Party B that the deliverables are accepted or submit any fault report in writing. Both parties shall repeat such procedure until Party A accepts the deliverables or Party B terminates this Contract according to laws or the Contract.

XIV. Pilot Running

1.	Since the software has been delivered, Party A has 60 days of pilot running.

2.	If any faults and problems are occurred and caused by Party B during the pilot running period, Party B shall immediately correct faults or solve problems and bear all related costs.

3.

Party B shall correct faults or solve problems within a reasonable period. If the above faults or problems hinder to realize the basic function and purposes of software system and the correction period is over 7 business days, it shall be deemed to be in default of delivery. Otherwise the aforementioned faults and problems are caused by Party A.

XV. System Acceptance

1.

After the pilot running, Party A shall immediately conduct acceptance check according to the specified provisions. Party B shall submit a written notice for acceptance check. Party B shall specify an acceptance check schedule with 15 business days upon the acceptance check notice received. Both parties shall conduct acceptance check according to the Contract.

2.

If the system is not qualified due to the problems of Party A, such as the computer system problems, Party A shall correct within a reasonable time and check again. If such problems are caused by reasons other than the aforementioned reasons, otherwise than force majeure specified in the Contract, and Party A cannot complete the acceptance check within the specified period, Party B has the right to conduct the unilateral acceptance check and submit the acceptance check report to Party A, and the acceptance check shall be deemed as passed. When Party B conducts the unilateral acceptance check, Party A shall facilitate the acceptance check for Party B. If Party A does not assist with acceptance check within 15 business days upon received the request of unilateral acceptance check proposed by Party B, the acceptance check shall be deemed as passed.

XVI. Intellectual Property and Right of Use

1.

Intellectual property: the intellectual property is jointly owned by both parties. However, Party B is not allowed to disclose and assign the related technical work, computer software, technical know-how, confidential information, technical documents and files to any third party and cannot authorize any third party to use them. Otherwise for the purpose of development, Party B cannot commercially use the above documents and technology in any forms without the written authorization from Party A. If Party B violates this provision, Party B shall immediately cease its infringement acts and pay the penalty of 200 thousand HK dollars (HKD 200,000.00) and compensate the damage of Party A.

2.	Use of right: Party A owns the use of right. The scope of this use right: Goldenway Precious Metals Limited.

3.

Party A has not right to authorize any third party to use the software. Unless otherwise stipulated in the Contract, Party B authorizes Party A to use the software and related intellectual property which does not mean that Party A has been given the authorization to permit any third party to use the software.

4.

When Party A uses the third party’s software provided by Party B, Party B shall comply with the Contract concluded between Party B and the third party. Party B shall supply a copy of such Contract to Party A for reference.

5.

Any rights and obligations under this Contract shall remain unchanged if either party encounters acquisition, merge, restructuring, and separation. If aforesaid situation happens, all rights and obligations under this Contract shall transfer to acquired, merged, restructured or separated organizations. If all rights and obligations are transferred to different separated organizations respectively, both parties and both parties’ separated organizations are entitled to their corresponding rights and obligations respectively.

6.

After Party A has accepted the software under this Contract, it shall strictly comply with the laws and regulations of intellectual property protection and software copyright protection. Party A shall also use the Software within the scope stipulated in this Contract. Where Party A copies the Software for any commercial purpose without the authorization which constitutes breach of contract or infringement of the liabilities resulted loss of the other party, Party A shall bear the related liabilities.

XVII. Software Maintenance and Support Service

Party B agrees to provide software maintenance and support services to Party A in accordance with Appendix 5 within the term of this Contract. Unless otherwise agreed in writing, Party B shall be responsible for providing related maintenance and support services to all final users related to this Software if Party A uses this Software for commercial sales according to laws and this Contract. If the term of maintenance and supports service expires and Party A continues to hire Party B to provide the above services, both parties shall sign the supplementary maintenance and support contract according to Appendixes.

XVIII. Project Training

Party B shall provide trainings to related personnel of Party B in a timely manner. The purpose of training is to enable trainees to independently and proficiently operate the Software and realize the software purposes and functions stipulated in this Contract. The training plan is provided in Appendix IV.

XIX. Charges and Payment

1.	Price and payment

The price for this software development is 5 million Hong Kong dollars (HKD 5,000,000.00), and 20% of software development price as technical support fee. From the Software delivered, the service period is one year (technical service contract will be signed annually). Party A shall pay Party B the total amount of six million Hong Kong dollars (HKD 6,000,000.00) . The detailed price schedule is provided in Appendix 3.

The payment shall be transferred to Party B’s account through TT. All payments shall be cleared within one month after the Software is delivered.

2.	Price for increasing and decreasing projects

During the project period, if either party proposes any changes or functional change or change of software modules agreed by both parties, one party or both parties shall negotiate the price after such changes agreed by both parties based on the above price.

XX. Warranty

1.	Party A warrants that

(1)

Party A has a legal right to conclude this Contract. Party A is a duly organized and validly existing corporation under the laws with good reputation and has a legal right to sign and fulfill the obligations under this Contract.

	(2)	Regarding the conflict of interests, Party A signed and executed the Contract and its related documents will not

	a.	conflict with Party A’s articles of association or other laws, regulations or verdicts applicable to Party A;

	b.	conflict with the obligations under any legal documents signed between Party A and the third party, such as the warranty agreement, letter of commitment or contract. Or, cause any breach of agreement or restrain the rights of Party B.

2.	The Consignee warrants that

(1)

Legal person status: Party B is a duly organized and validly existing corporation under the laws of the People’s Republic of China with good reputation and has a legal right to sign and fulfill the obligations under this Contract.

	(2)	Regarding the conflict of interests, party B signed and executed this Contract and its related documents will not

	a.	conflict with Party B’s articles of association or other laws, regulations or verdicts applicable to Party B;

b.

conflict with the obligations under any legal documents signed between Party B and the third party, such as the warranty agreement, letter of commitment or contract. Or, cause any breach of agreement or restrain the rights of Party B.

(3)

Party B warrants that Party B will carry out obligations under this contract. The right to license granted to Party A shall not be constrained or limited by any third party, and shall not bear any constraints or limiting obligations.

(4)

Infringement and litigation: Party B warrants that this software and its authorized rights shall not infringe the intellectual property or other rights owned by any third party and there is also no any pending litigation in relation to the rights of this Software possessed by Party B. Or, Party A exercises the rights granted by Party B shall not infringe the legal rights of any third party.

	(5)	Lawful software: the software developed by Party B shall comply with the national regulations related to software products and software standards.

	(6)	Any software programs that can automatically stop or hinder the system operation shall not be contained in the software system delivered by Party B.

(7)

If the software delivered by Party B and used by Party A under the authorization of Party B needs to be registered, reported, approved or permitted by related government authorities, Party B shall guarantee that the delivered software has gone through the above procedures.

XXI. Infringement Indemnity

1.

Party B agrees that it will defend any litigation or legal claim caused by an allegation that use of this software by Party A or clients authorized by Party A infringes the intellectual property or any other property right owned by the third party. Party B agrees to pay the compensation decided by the related judgment or arbitration. Once such a litigation or claim is caused, Party A agrees that it will timely notify Party B and provide reasonable assistance to Party B to settle such a litigation or claim so that Party B can obtain due rights, and deal with relevant issues of responding to prosecutions, defense or reconciliation with a written permission obtained from Party B. Party A has the right to participate in the procedure of responding to prosecutions, defense or reconciliation in relation to this litigation or claim at its own cost. If Party B cannot respond to prosecutions or reconcile in relation to this litigation or claim due to financial or other reasons, Party A has the right to respond to prosecutions or reconcile with Party B bearing the costs incurred.

2.

If this Software or any part is held to infringe any legal rights of the third party, or the use or distribution of this software or execution of any right granted by Party B, according to the Contract, are held to be infringement, Party B shall try to replace this software with another non-infringement software with equivalent functions, or obtain the related authorization to ensure that Party A can be continually entitled to all rights stipulated in this Contract.

3.

Based on the reasonable judgments and facts, if Party A believes that this software or any part might be held to infringe any legal right of the third party according to the law, or the use or distribution of this software or Party A’s execution of rights granted by Party B might be held to infringe any legal right of the third party, Party B may replace this software with a similar, non-infringement software that has equivalent functions, or obtain the related authorization to ensure that Party A can be continually entitled to all rights stipulated in this Contract. However, Party B shall not bear any responsibility for the infringement that is caused by the facts that Party A uses related illegal software system or uses any program that is not provided by Party B in the Software, or by any modification that is not made by Party B to the Software.

XXII. Confidentiality

1.	Information transmission

During the term of this Contract, either party may obtain the business secret of the other party, related to this project. Both parties shall disclose and receive it with caution.

2.	Confidentiality

The business secret of the other party shall only be used for fulfilling obligations under this Contract and can only be used by the relevant project technicians. The party obtaining the other party’s business secret shall adopt appropriate and effective measures to protect the obtained business secret and shall not use, transmit or disclose the business secret without authorization. Unless otherwise being authorized by the other party in writing or such information has been considered not to be the business secret by the owner, or has been publicly disclosed, this business secret shall not be disclosed within ten (10) years.

3.	Non-competition

Both parties agree that both parties shall not use the business secret obtained from the other party during the term of this Contract to engage in any business that constitutes competition against the other party during the term of this Contract and the years after the termination of this Contract. Both parties also shall not employ the related technical or managerial personnel engaged in this development project, of the other party, in any forms.

4.	The above scope of confidentiality obligation shall not be applicable to the following circumstances:

(1)	the receiving party has known such information before disclosure by the other party;

(2)	the receiving party can obtain such information through legitimate means;

(3)	the receiving party obtains such information from a third party through legitimate means and does not assume any confidentiality obligation;

	(4)	the information has been disclosed to a third party and the third party does not assume any confidentiality obligation;

	(5)	independently developed and obtained information;

	(6)	the mandatory disclosure by law;

	(7)	authorized by the disclosing party in writing.

5.	Information security: both parties agree to take corresponding security measures to abide by and fulfill the obligations stipulated in the above provisions. Upon reasonable claims from one party, this party can inspect whether the security measures taken by the other party conform to the obligations specified by the above provisions.

XXIII. Liabilities for Breach of Contract

1.	Delivery default

Party B shall complete and deliver the projects under this Contract within the specified period. Where the development work is delayed, Party A agrees to grant a grace period of 60 days to Party B and agrees that the default liability of Party B is exempted within the grace period. Where Party B still fails to complete and deliver the projects stipulated in the Contract within the grace period according to the rules in the Contract, Party A has the right to ask Party B to take compensation and remedy measures and continue to fulfill the obligations under the Contract apart from the payment of the penalty of 100 thousand HK dollars (HKD 100,000.00) .

(1)

Any delay will result in liquidated damages of 0.5% of the total contract value for every 10 days of late delivery. However, the total amount of liquidated damages shall not exceed 10% of the total contract value;

(2)

If the delivery is late for more than 100 days, Party A has the right to terminate this Contract. In addition to liquidated damages specified in the previous clause, Party A shall have the right to ask Party B to pay 30% of the total contract value as the compensation made to Party A. Where Party A decides to terminate the Contract, Party B shall return all fees and rewards paid by Party A and return or destroy all fundamental files and original data within two weeks under the directions of Party A, and compensate the direct and indirect loss incurred to Party A.

2.	Payment default

(1)

If Party A fails to pay within the period specified in the Contract, any delay will result in liquidated damages of 0.05% of the total contract value for every 10 days of late delivery. However, the total amount of liquidated damages shall not exceed 5% of total contract value;

(2)

If the delivery is late for more than 100 days, Party B has the right to terminate this Contract. In addition to liquidated damages specified in the previous clause, Party B may also have the right to ask Party A to pay 10% of the total contract value as the compensation made to Party B;

(3)

If the Contract continues to be executed, Party A shall pay the fees as specified in the Contract apart from the above liquidated damages. The date for Party B to execute the Contract shall be postponed accordingly;

(4)

If Party B decides to terminate the contract, Party A shall pay Party B according to the price of the delivered and completed software. After receiving payment from Party A, Party B shall deliver the paid software to Party A. Where Party A intends to use the accepted software in the future, it shall still comply with the related clauses under this Contract.

3.	Confidentiality default

If any party violates the confidentiality obligations stipulated by this Contract, the default party shall pay a penalty of 30% of total contract value. If the actual loss including the profit is more than the penalty, the suffered party shall have the right to ask the other party to compensate the exceeded part.

4.	Default of other terms

Where any party violates the obligations stipulated by this Contract, unless otherwise specified in this Contract, the default party shall pay a penalty of 5% of the total contract value to the other party.

5.	In case of default, when the observant party asks the default party to pay the penalty, the observant party shall inform the default party in writing of issues including default event, penalty, payment schedule and method. Upon receiving the above notice, the default party shall reply within 7 days and pay the penalty. If both parties cannot reach a consensus, the dispute shall be settled according to the dispute resolution clauses stipulated by this Contract. However, neither party shall obtain the penalty through illegal means or the means of damaging this project.

XXIV. Notices

1.

When one party needs to notify the other party to enjoy the rights and fulfill obligations specified in this Contract or negotiate about default issues, the notifying party shall notify in writing. The notice will be deemed to become effective if it have been delivered to the notified party by a registered letter or the express delivery service.

2.	The notice address

Notice shall be delivered to the following addresses:

Party A: Room 1209, 12th floor, Tower 1,China Hong Kong City, Canton Road, Tsim Sha Tsui, Hong Kong

Party B: South-east Room, 2nd Floor, Lenovo Building, No. 016, Gaoxin South Road 1, Nanshan, Shenzhen If either party wants to change its address, it shall inform the other party in writing in advance.

XXV. Amendments to Contract

During the process of the execution of this Contract, where either party needs to change this Contract under special circumstances, the party shall timely notify the other party in writing. After being agreed by both parties, both parties shall sign a written change agreement within the specified period (within 15 days after a written notice is delivered). This agreement will become an integral part of this Contract.

Neither party shall have the right to modify the change agreement without any written file signed by both parties. Otherwise, the responsible party shall bear any economic loss caused accordingly to the other party.

XXV. Assignment of Contract

Unless otherwise provided in the Contract or agreed by both parties through negotiation, any right and obligation of both party and stipulated in the Contract shall not be assigned by one party to a third party without a prior written consent of the other party. Any assignment is deemed to be invalid without a prior written consent of the other party.

XXVI. Dispute Resolution

1.	The Agreement shall be construed and interpreted in accordance with the laws of the People’s Republic of China.

2.

Should a dispute arise during the fulfillment process, the parties shall first seek to resolve such a dispute through negotiation, or through mediation by related authorities. Where the dispute cannot be resolved through negotiation or mediation, it shall be settled according to the first method listed as below:

	(1)	Arbitration through Shenzhen Arbitration Commission;

	(2)	Filling a lawsuit to the people’s court according to the law.

XXVIII. Force Majeure

1.

Where either party fails to perform its full or partial obligations under the Contract due to any event of force majeure. The performance of such obligation shall be suspended during the period when the force majeure event hinders the performance.

2.

The party that claims to be affected by the force majeure event shall try to notify the force majeure event to the other party in writing in the shortest time. It shall also provide suitable evidences to prove the force majeure event and its duration, as well as writing documents related to the non-performance of the Contract or the request for delayed performance. The party who claims that the performance of this Contract is objectively impossible or unpractical due to the force majeure event shall be responsible for eliminating or mitigating the impact caused by the force majeure event by every reasonable effort.

3.

When the force majeure event happens, both parties shall immediately negotiate the way of executing this Contract. Once the event of force majeure or its impact is over or removed, both parties shall immediately resume fulfilling their respective obligations under this Contract. If the impact of force majeure cannot be ceased or removed, which makes either party of this Contract lose the ability of performing the Contract, both parties can decide to dissolve the Contract or postpone the performance of this Contract through negotiation and the party suffering from the force majeure shall not assume any liability. The party shall not be exempted from liability when the force majeure happens after the parties postpone the performance.

4.	For the “force majeure” called in this Contract, it refers to any event that cannot be reasonably controlled or anticipated by the suffering party, or is unavoidable and insurmountable even it is foreseeable and happens after the day of signing this Contract, and causes the partial or full performance of the Contract to become impossible and impractical. Such events include but not limited to natural disasters (e.g. flood, fire, draught, typhoon and earthquake) and social events such as war (whether war be declared or not), unrest, strike, government acts or laws and regulations and so on.

XXIX. Interpretation of Contract

Any issues not stated or the unclear clauses under this Contract may be reasonably interpreted by both parties according to the principles and purposes of this Contract, trade usage and affiliated clauses as well as in accordance with the common understanding of this Contract. This interpretation is legally bound, unless otherwise such interpretation contradicts with the law or the Contract.

XXX. Appendix

For other matters not stated in this Contract, they shall be executed in accordance with the relevant laws and regulations; matters that have not been interpreted by applicable laws and regulations shall be covered by a written supplementary agreement reached between both parties through negotiation. The appendixes of this Contract shall be an integral part of this Contract and have the same legal effect as this Contract.

XXXI. Effect of Contract

1.

This Contract shall come into force upon signature by both parties or legal personsof both parties, or authorized representatives of both parties, and by official corporate seals or special seals for contractual uses of both parties.

2.	This Contract shall be signed in duplicate with the same legal effect and each party holds one copy.

3.	The appendixes and supplementary agreements of this Contract shall be an integral part of this Contract and have the same effect as this Contract

Party A (Seal):
Legal Representative (Signature):
Signed in: Shenzhen
March 29th , 2010

Party B (Seal): Shenzhen Gateway Technology Co., Ltd Legal
Representative (Signature): Zhu Yang
Signed in: Shenzhen
March 29th , 2010

Appendices of this Contract are listed as follows:
Appendix 1: Technical documents
Appendix 2: Explanation of the interface of the precious metals trading platform
Appendix 3: Quotation sheets of the precious metals trading platform
Appendix 4: Training contents and plans
Appendix 5: Technical commitments